Exhibit 10.18
*** Where this marking appears throughout this Exhibit 10.18, information has been omitted pursuant to a request for confidential treatment and such information has been filed with the Securities and Exchange Commission separately.

AMENDMENT TO STORAGE, THROUGHPUT
AND HANDLING AGREEMENT

This Amendment to Storage, Throughput and Handling Agreement (this “Amendment”) is entered into effective as of January 1, 2019 (“Amendment Date”), by and between BKEP Materials, L.L.C., a Texas limited liability company (“BKEP Materials”), BKEP Asphalt, L.L.C., a Texas limited liability company (“BKEP Asphalt” and together with BKEP Materials, “Owner”), and Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“Customer”). Owner and Customer are sometimes referred to individually as “Party” and collectively as the “Parties”.

R E C I T A L S

WHEREAS, Owner and Customer are parties to that certain Storage, Throughput and Handling Agreement dated as of October 5, 2016 (the “FLV Agreement”); and

WHEREAS, the Parties desire to extend the Term of the FLV Agreement and otherwise amend such agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment, the Parties agree to that the FLV Agreement is amended as follows:

1.	The defined terms “Aggregate Operating Expenses” and “Assumed OPEX” in Section 1 are deleted. The definition of “Term” in Section 1 is amended to refer to Section 17.1.

2.	The defined term “Abatement Costs” is inserted in alphabetical order: “”Abatement Costs” has the meaning assigned to it in Section 4.9.”

3.	The defined term “Abatement Equipment” is inserted in alphabetical order: ““Abatement Equipment” has the meaning assigned to it in Section 4.9.”

4.	Section 3.2 is deleted in its entirety.

5.
Section 4.2 is amended by adding the following sentences to the end of such section: “Customer acknowledges that Owner requires Third Parties operating on Customer’s behalf and entering or accessing the Terminal to have separate access or service agreements with Owner. Owner will use reasonable efforts to put in place agreements with any such Third Parties and Owner, at its reasonable discretion, will approve, negotiate, and finalize such agreements. Owner will promptly notify Customer of Third Parties operating on Customer’s behalf that are denied access to the Terminal.”

6.	Section 4.9 is created to read:

“4.9    If, at any time during the Term, a complaint is made regarding offensive or obnoxious odors emitted from the Product delivered to or stored at the Terminal, or if such Products violate any applicable regulation relating to odor, Owner shall notify Customer of such complaint or violation. In such case, Owner and Customer shall cooperate in good faith to investigate and determine the source of the odor, and shall mutually determine the best method to abate such odor. If reasonable changes to the Product would fully or partially abate the odor, Customer shall make such reasonable changes to abate the odor. Owner shall not be obligated to accept Product reasonably known to have excessive potential for odor that may affect the Terminal’s property boundaries. If the Parties’ investigation determines that abatement of the odor requires the installation of additional equipment reasonably necessary to abate the odor (“Abatement Equipment”), Owner shall undertake procurement and installation of the Abatement Equipment. Customer shall be responsible for and shall pay to or reimburse Owner for the cost of (i) the investigation to determine the cause of such odor, and (ii) the Abatement Equipment ((i) and (ii), the “Abatement Costs”), up to a maximum of $*** in the aggregate in the aggregate for each Terminal. Owner shall be responsible for all Abatement Costs in excess of $***. Except to the extent a defect in or failure of any of the equipment at the Terminal is the cause of such odor issue, Customer shall indemnify, defend, and hold harmless Owner from and against any and all fines, assessments, damages, penalties, and other expenses, including reasonable attorneys’ fees and costs, incurred by Owner as a result of such odor. If a defect in or failure of any of the equipment at the Terminal is the cause of such odor issue, Owner shall indemnify, defend, and hold harmless Customer from and against any and all fines, assessments, damages, penalties, and other expenses, including reasonable attorneys’ fees and costs, incurred by Customer as a result of such odor. If at any time Customer desires to add Products to the Facilities in addition to those listed in Attachment B, such addition shall be subject to this Section 4.9.”

7.	Section 17.1 is restated as follows: “The term of this Agreement (the “Term”) is hereby extended, commencing January 1, 2019, and continuing until December 31, 2023.”

8.	Section 17.2 is deleted in its entirety.

9.	Section 3(a) of Attachment A is amended by replacing the storage fee table with the following:

	Fontana, CA Terminal	Las Vegas, NV Terminal	Total
Storage Fee	$***	$***	$***
Minimum Capacity Commitment	***	***	***
Per Barrell Storage Fee	$***	$***	$***

10.	The final sentence of Section 4 of Attachment A is deleted.

11.
Owner acknowledges that on December 21, 2018, Customer prepaid the Storage Fees for the months of January, February and March, 2019, in the amount of $***. Additionally, Customer has paid to Owner upon execution of this Amendment the sum of $*** in prepayment of the Storage Fees for the months of April, May, June, July, August and September, 2019. These payments represent a discounted prepayment of Storage Fees for the months indicated and are non-refundable in the event of termination of this Agreement prior to date through which payments have been made.

12.
Except as otherwise stated in this Amendment, all terms and conditions of the FLV Agreement shall remain in full force and effect without change, and are hereby ratified by each of the Parties. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the FLV Agreement.

13.
This Amendment may be executed by the Parties in counterparts and delivered by facsimile or by electronic mail in pdf or similar format, which signatures shall have the same effect as originals, and all such counterparts shall collectively constitute one and the same instrument.

14.	This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma without giving effect to its conflicts of law principles.

This Amendment has been executed by the authorized representatives of each Party as indicated below to be effective as of the date first written above.

OWNER:

BKEP MATERIALS, L.L.C.

By:	/s/ Mark A. Hurley
	Name:	Mark A. Hurley
	Title:	Chief Executive Officer

BKEP ASPHALT, L.L.C.

By:	/s/ Mark A. Hurley
	Name:	Mark A. Hurley
	Title:	Chief Executive Officer

CUSTOMER:

ERGON ASPHALT & EMULSIONS, INC.

By:	/s/ J. Baxter Burns, II
	Name:	J. Baxter Burns, II
	Title:	President

Signature page to Amendment to Storage, Throughput and Handling Agreement (FLV)